UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2023

PINEAPPLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10351 Santa Monica Blvd., Suite 420 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 310-7675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

On August 21, 2023, the Board of Directors (the “Board”) of Pineapple, Inc. (the “Company”) appointed Marco Rullo (“Mr. Rullo”) to serve as a Director of the Company.

Prior to his appointment as Director with the Company, Marco Rullo served, and continues to serve, as Chief Executive Officer of Pineapple Express, not affiliated with Pineapple, Inc., since March, 2020, where he has guided the company through realignment and leading the expansion of its retail footprint in Los Angeles. Prior to his role with Pineapple Express, Mr. Rullo held the position of Chief Strategy Officer at Lucid Green Inc. from where he led the commercialization of a B2B SaaS platform from July 2019 until assuming the post at Pineapple Express. Mr. Rullo formerly acted in the capacity of Principal at Kaya Management Inc., managing vertical integration, and leading to an acquisition by Origin House in 2018 when he assumed the role of Vice President; then through a subsequent acquisition by Cresco Labs in 2019. Over the past 15 years, Mr. Rullo has held both CEO and COO positions where has built, turned around, or scaled organizations from start-ups to enterprise-level organizations. In the capacity of Director at Pineapple Inc., Mr. Rullo, who holds an MBA in Economics from SDA Bocconi, brings 20 years of experience assembling and aligning high-performing teams, guiding corporate strategy, resource allocation, product-market fit, and P&L management across several industries.

The terms of Mr. Rullo’s compensation as Director include the following:

Equity Grant

A share grant of 10,000 restricted shares of common stock of the Company per calendar quarter to be issued on or about the first day of each calendar quarter so long as Mr. Rullo continues to serve as a Director of the Company, with the first issuance beginning January 1, 2024.

Cash Compensation

Monthly compensation of $1500 for services as a director, with the compensation for each month being paid no later than 10 calendar days following the end of the same month with initial payments beginning no later than September 10, 2023.

Reimbursement of Expenses

Reimbursements for all reasonable and bona fide out-of-pocket expenses incurred by Mr. Rullo in his capacity as a member of the Company’s Board of Directors (the “Board”); provided that any expense in excess of $250 will require the CEO’s prior written approval.

Resignation of Officer.

On September 1, 2023, Joshua Eisenberg, Chief Operating Officer of the Company, presented a notice of resignation to the management and executives of the Company, effective immediately. No written correspondence concerning the circumstances surrounding his resignation were provided.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2023	PINEAPPLE, INC.

	By:	/s/ Shawn Credle
Shawn Credle
Chief Executive Officer

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